Exhibit 23.1

PKF Perth

2 August 2021

The Directors

Advanced Human Imaging Limited.

By email to Chief Financial Officer: steven.richards@advancedhumanimaging.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Form F-1 for Advanced Human Imaging Limited, our report dated 18th December 2020 relating to the financial statements for the year ended 30 June 2020 with 30 June 2019 comparatives, as well as our report dated 26th February 2021 relating to the half year financial statements ended 31 December 2020 with 31 December 2019 comparatives.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Yours sincerely,

/s/ Simon Fermanis
Simon Fermanis
Partner
Perth, Western Australia

Level 4, 35 Havelock Street, West Perth, WA 6005

PO Box 609, West Perth, WA 6872

T: +61 8 9426 8999 F: +61 8 9426 8900 www.pkfperth.com.au

PKF Perth is a member firm of the PKF International Limited family of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

Liability limited by a scheme approved under Professional Standards Legislation.